Exhibit 99.1

Farmers National Banc Corp. and Cortland Bancorp Announce Farmers to Acquire Cortland Bancorp

CANFIELD, Ohio and CORTLAND, Ohio -- (BUSINESS WIRE) – June 23, 2021 -- Farmers National Banc Corp. (“Farmers”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and Cortland Bancorp Inc.  (“Cortland”) (NASDAQ: CLDB), the holding company for The Cortland Savings and Banking Company, jointly announced today they have entered into an agreement and plan of merger (the “Agreement”).

Pursuant to the Agreement, each shareholder of Cortland may elect to receive either $28.00 per share in cash or 1.75 shares of Farmers’ common stock, subject to an overall limitation of 75% of the shares being exchanged for Farmers shares and 25% for cash. Based on Farmers’ closing share price of $16.87 on June 22, 2021, the transaction is valued at approximately $124.0 million or $29.14 per share. The merger is expected to qualify as a tax-free reorganization for those shareholders electing to receive Farmers’ shares. The transaction is subject to receipt of Cortland shareholder approval and customary regulatory approvals. The transaction is intended to close in the fourth quarter of 2021.

At the close of the transaction, James M. Gasior, Cortland’s President and CEO will join Farmers executive team as Senior Executive Vice President and Corporate Development Officer. Timothy Carney, Cortland’s Executive Vice President and COO will join Farmers as Senior Executive Vice President and Chief Banking Officer. Furthermore, Farmers intends to name two directors from Cortland’s Board to join its Board of Directors.

Kevin J. Helmick, President and CEO of Farmers, stated, “We are thrilled to announce the acquisition of Cortland and to have Jim and Tim join our executive management team. We have known and competed with Cortland for a long time and this acquisition will further solidify our market share in Trumbull and Mahoning Counties as well as expand our presence in the greater Cleveland area furthering our strategy of building local scale throughout Northeast Ohio.”

“The combination with Farmers is a natural one. Our similar cultures and operating philosophies will help us deliver value and liquidity to our shareholders while enhancing the products we can offer our customers,” said James Gasior.

“We are excited to join forces with a growing community bank to continue to serve our customers and communities in Northeastern Ohio,” said Timothy Carney.

Upon consummation of the transaction, The Cortland Savings and Banking Company will be merged with and into Farmers National Bank and Cortland’s branches will become branches of Farmers National Bank. Upon closing, Farmers estimates it will have approximately $4.1 billion in assets and 48 locations throughout Ohio and western Pennsylvania.

As of March 31, 2021, Cortland had total assets of $791.7 million, which included gross loans of $518.6 million, deposits of $680.3 million and equity of $81.1 million.

Raymond James & Associates, Inc. is serving as financial advisor to Farmers and Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to Farmers on the transaction. Piper Sandler Companies is serving as financial advisor to Cortland and Grady & Associates is serving as legal counsel to Cortland on the transaction.

CONFERENCE CALL INFORMATION

Farmers will host a conference call on June 23, 2021, at 11:00 a.m. ET, to discuss the acquisition of Cortland Bancorp. Participants can join the call by dialing 877-407-4018 or 201-689-8471. The conference call will also be broadcast simultaneously via webcast on a listen-only basis.  A link to today’s press release, presentation, and webcast will be available at ir.farmersbankgroup.com.

Replay of the conference call can be accessed through June 30, 2021 by dialing 844-512-2921 or 412-317-6671 and Conference ID: 13720743.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $3.3 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania; Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets and Farmers National Insurance, LLC. Total wealth management assets under care at March 31, 2021 were $2.9 billion.

ABOUT CORTLAND BANCORP

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio.  Founded in 1892, the bank subsidiary, The Cortland Savings and Banking Company conducts business through 13 full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Summit, and Cuyahoga in Northeastern Ohio and a financial service center in Fairlawn, Ohio.  For additional information about Cortland Bank visit http://www.cortlandbank.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on Farmers’ and Cortland’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as "will," "would," "should," "could" or "may."

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to Farmers’ or Cortland’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, Farmers’ and Cortland’s failure to integrate Cortland and The Cortland Savings and Banking Company with Farmers in accordance with expectations; deviations from performance expectations related to Cortland and The Cortland Savings and Banking Company; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by Farmers’ and Cortland’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in Farmers’ and Cortland’s respective filings with the Securities and Exchange Commission (the “SEC”).

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by Farmers, Cortland or on Farmers’ or Cortland’s behalf, respectively.

Farmers and Cortland provide further detail regarding these risks and uncertainties in their respective latest Form 10-Ks and subsequent Form 10-Qs, including in the respective risk factors sections of such reports, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and neither Farmers nor Cortland assumes any duty and does not undertake to update forward-looking statements.

OTHER INFORMATION

In connection with the proposed merger, Farmers will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Farmers and Cortland and a prospectus of Farmers, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF CORTLAND AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, CORTLAND, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The respective directors and executive officers of Farmers and Cortland and other persons may be deemed to be participants in the solicitation of proxies from Cortland shareholders with respect to the proposed Merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 12, 2021. Information regarding directors and executive officers of Cortland is available on its website at http://www.cortlandbank.com. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available

Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by Farmers through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Farmers will be available free of charge on Farmers' website athttps://www.farmersbankgroup.com.

Contact: James M. Gasior

President and CEO

330-282-4111

Source: Cortland Bancorp